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                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT is hereby entered into by and between Interplay Entertainment Corp., a Delaware corporation (the "Company"), and Herve Caen (the "Executive"), as of the 2nd day of November, 1999.

     WHEREAS, the Company and the Executive are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Titus Interactive SA, a French corporation ("Titus"), pursuant to which Titus will purchase 6,250,000 shares of Common Stock of the Company from the Company (the "Stock Purchase");

     WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will continue to be employed by the Company after the consummation of the Stock Purchase; and

     WHEREAS, it is a condition to the obligation of Titus to consummate the Stock Purchase that the Executive and the Company enter into this Agreement;

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.    Employment Period.  The Company shall employ the Executive, and the
           -----------------
Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on the date of consummation of the Stock Purchase and ending on the third anniversary of such date (the "Employment Period").

     2.    Position and Duties.
           -------------------

           (a) Executive shall be employed by the Company as President of the Company, with the duties and responsibilities set forth on Exhibit A attached
                                                           ---------
hereto and made a part hereof.

           (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full attention and time to the business and affairs of (i) the Company,
(ii) Titus and (iii) all subsidiaries and affiliates of the Company or Titus. The Executive shall use his reasonable best efforts to carry out faithfully and efficiently the responsibilities assigned to the Executive under this Agreement, and shall devote such portion of his attention and time to the Company as Executive reasonably determines necessary to carry out such responsibilities. It shall not be considered a violation of the foregoing for the Executive to (i) serve as an officer and director of Titus, and subsidiaries and affiliates of Titus, (ii) serve on other corporate boards with the approval of the Company,
(iii) serve on civic or charitable boards or committees, (iv) deliver lectures or fulfill speaking engagements, (v) manage his personal holdings in the capital stock of Titus and (vi) manage other personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities under this Agreement or otherwise violate the terms of this Agreement.

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     3.   Compensation.
          ------------

          (a)  Base Salary.  During the Employment Period, subject to the
               -----------
provisions of this Section 3(a), the Executive shall receive an annual salary (the "Annual Base Salary") in an amount not less than Two Hundred Fifty Thousand Dollars ($250,000), payable in accordance with the Company's payroll for executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, unless the annual base salaries of all executives of the Company are proportionately reduced, and in any event shall not be reduced below Two Hundred Fifty Thousand Dollars ($250,000). After any such increase (or decrease), the term "Annual Base Salary" shall refer to the Annual Base Salary as so increased (or decreased). Executive shall have the option to decline any portion of the Annual Base Salary otherwise payable during any calendar month by giving notice thereof to the Company at least five (5) business days prior to the beginning of such month.

          (b)  Annual Bonus.  In addition to the Annual Base Salary, the
               ------------
Executive shall be eligible to receive annual bonuses (each, an "Annual Bonus") at the discretion of the Board of Directors of the Company.

          (c)  Other Benefits.  The Executive shall be entitled to participate
               --------------
in any of the Company's medical, dental or other benefit plans approved by the Company's Board of Directors.

          (d)  Expenses.  During the Employment Period, the Executive shall be
               --------
entitled to receive prompt reimbursement for all normal and customary expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

          (e)  Fringe Benefits.  During the Employment Period, the Executive
               ---------------
shall be entitled to the fringe benefits provided by the Company from time to time to its other executive officers.

          (f)  Vacation.  During the Employment Period, the Executive shall be
               --------
entitled to vacations in accordance with Company policies then in effect and, in no event, shall such vacation time be less than four (4) weeks per calendar year.

     4.   Termination of Employment.
          -------------------------

          (a)  Death or Disability.  The Executive's employment shall terminate
               -------------------
automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that
(i) the Executive has failed, over a period of one hundred eighty (180) consecutive days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and reasonably acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity constitutes a disability for purposes of the Company's

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long-term disability insurance coverage. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective upon receipt of such notice by the Executive (the "Disability Effective Date").

     (b)    By the Company.
            --------------

            (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" shall mean (A) fraud, embezzlement or willful misconduct materially injurious to the Company on the part of the Executive, (B) the Executive's (x) persistent and continued failure to substantially perform his material duties (as set forth on Exhibit A hereto)
                                                              ---------
for the Company when and to the extent reasonably requested by the Board to do so and (y) failure to correct same within thirty (30) days after notice from the Board requesting the Executive to do so (it being understood that this standard is intended to assure the Company of the reasonable attendance, efforts and good faith business attention of the Executive to his duties on behalf of the Company, but may not be relied upon by the Company to terminate the Executive based upon the operating performance of the Company), or (C) the Executive's breach of any material provision of this Agreement, which breach has not been cured in all material respects within thirty (30) days after notice of such breach is given to the Executive by the Company. No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board or the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The Executive shall not be deemed to have been terminated for Cause unless such notice is accompanied by a copy of a resolution duly adopted by the Board to such effect.

            (ii) A termination of the Executive's employment by the Company without Cause shall be effected by giving the Executive one hundred eighty (180) days' written notice of the termination.

     (c)    Good Reason.
            -----------

            (i) The Executive may terminate employment for Good Reason. "Good Reason" means:

                (A) removal of duties set forth on Exhibit A hereto from the
                                                   ---------
Executive, or the assignment to the Executive of duties inconsistent in any material respect with the duties set forth on Exhibit A hereto, other than
                                              ---------
actions that are not taken in bad faith and are remedied by the Company within five (5) business days after receipt of notice thereof from the Executive;

                (B) any failure by the Company to comply with any provision of
Section 3 of this Agreement other than failures that are not taken in bad faith and are remedied by the Company within five (5) business days after receipt of notice thereof from the Executive;

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                    (C) any failure by the Company to require any successor
(whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform if no such succession had taken place.

             (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the tenth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given); provided, that such termination of employment shall not become effective if the Company shall have previously corrected to the reasonable satisfaction of the Executive the circumstance giving rise to the Notice of Termination.

        (d)  Date of Termination.  The "Date of Termination" means the date of
             -------------------
the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason is effective, or the date on which the Company gives the Executive notice of a termination of employment without Cause, as the case may be.

   5.   Obligations of the Company Upon Termination.  If, during the Employment
        -------------------------------------------
Period, the Executive's employment is terminated by the Company or Executive for any reason or no reason, the Executive shall not be entitled to any compensation provided for under this Agreement, other than Annual Base Salary through the effective date of any such termination or resignation, benefits under the long-term disability insurance coverage in the case of termination because of Disability, and (without limiting the provisions of Section 6 hereof) vested benefits, if any, required to be paid or provided by law.

   6.   Non-Exclusivity of Rights.  Nothing in this Agreement shall prevent or
        -------------------------
limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

   7.   No Mitigation or Reduction.  In no event shall the Executive be
        --------------------------
obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

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     8.    Confidential Information; Other Covenants.
           -----------------------------------------

           (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its business that the Executive has obtained during the Executive's employment by the Company and that is not public knowledge (other than as a result of the Executive's violation of this paragraph (a) of Section 8) ("Confidential Information"), unless disclosure of such information is required by court order. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.

           (b) The Executive acknowledges and agrees that the Company's remedy at law for any breach of the Executive's obligations under this Section 8 would be inadequate and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision of such Section without the necessity of proof of actual damage. With respect to any provision of this Section 8 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination.

       9.  Successors.
           ----------

           (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

           (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

       10. Miscellaneous.
           -------------

           (a) The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall all be governed by the laws of the State of California, without reference to principles of conflicts of laws. The parties hereby consent and agree that the United States District Court for the Central District of California, or the Superior Court of California for the County of Orange will have exclusive jurisdiction over any legal action or proceeding arising out of or relating to this Agreement, and each party consents to the in personam jurisdiction of such courts for the purpose of any such action or proceeding and agrees that venue is proper in such courts. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, terminated or waived except with the prior written consent of the parties hereto.

           (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

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     If to the Executive:

     Herve Caen
     c/o Titus Software Corporation
     20432 Corisco Street
     Chatsworth, CA  91311

     With a copy to:

     Paul, Hastings, Janofsky & Walker LLP
     555 South Flower Street, 23rd Floor
     Los Angeles, CA  90071
     Attention:  Robert A. Miller, Jr., Esq.

     If to the Company:

     Interplay Productions, Inc.
     16815 Von Karman Avenue
     Irvine, CA  92606
     Attention:  President

     with a copy to:

     Stradling Yocca Carlson & Rauth
     660 Newport Center Drive, Suite 1600
     Newport Beach, CA 92660
     Attention:  K.C. Schaaf, Esq.

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 10. Notices and communications shall be effective when actually received by the addressee.

            (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

            (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement except to the extent any other party hereto is materially prejudiced by such failure.

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     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                    INTERPLAY ENTERTAINMENT CORP.



                                    By:  /s/ MANUEL MARRERO
                                        ----------------------------------------
                                        Manuel Marrero, Chief Financial Officer

                                    EXECUTIVE:



                                         /s/ HERVE CAEN
                                    --------------------------------------------
                                    Herve Caen

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                                   EXHIBIT A

                              Duties of Executive
                              -------------------


     Executive shall have primary responsibility and authority in the Company with respect to the following management functions:

     1.  Finance.  Supervision of all financial expenditures of the Company and
         -------
related matters, including establishment of fiscal policies of the Company. The Company's Chief Financial Officer will report to Executive.

     2.  Sales and Distribution.  Supervision of all sales and distribution
         ----------------------
activities of the Company, including without limitation negotiation and monitoring of distributor relationships. The Company's Vice President of Sales will report to Executive.

     3.  Operations. Supervision of the operating activities of the Company. The
         ----------
Company's Chief Operating Officer will report to Executive.

     4.  International. Development and monitoring of the business relationships
         -------------
with and operational activities of Interplay OEM. The President of Interplay OEM will report to Executive.

     5.  Legal. Supervision of Company's legal affairs as they relate to the
         -----
other management functions of Executive.

     6.  Consultation with Chief Executive Officer. The Executive shall consult
         -----------------------------------------
with the Chief Executive Officer of the Company in the development of all operating plans for the Company, and shall not take any action which constitutes a material deviation from any operating plan without the concurrence of the Chief Executive Officer.

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